SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 26, 2005
                                                           -------------



                               CAPITAL TRUST, INC.
                               -------------------
             (Exact Name of Registrant as specified in its charter)



           Maryland                     1-14788                 94-6181186
---------------------------        ------------------      ---------------------
(State or other jurisdiction       (Commission File            (IRS Employer
     of incorporation)                   Number)             Identification No.)


                 410 Park Avenue, 14th Floor, New York, NY 10022
                 -----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 655-0220
                                                           ---------------

                                       N/A
                                    --------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

         In connection with the resignation of Brian H. Oswald as chief financial officer, treasurer and secretary of Capital Trust, Inc. (the "Company") discussed below in Item 5.02(b) of the Current Report on Form 8-K ("Current Report"), the Company entered into a letter agreement (the "Transition Agreement") dated May 26, 2005 with Mr. Oswald pursuant to which Mr. Oswald will remain an employee of the Company through July 31, 2005 to assist the Company with the preparation of the Company's financial statements for the second fiscal quarter and related SEC filings and the transition of his duties and responsibilities. Pursuant to the Transition Agreement, following the termination of Mr. Oswald's employment with the Company and conditioned on Mr. Oswald executing the general release, the Company has agreed to provide Mr. Oswald with, among other things: (i) a lump-sum separation payment of $175,000, payable within 10 business days after Mr. Oswald's execution of the general release, (ii) immediate vesting of 2,076 shares of unvested restricted stock in total under the Company's Second Amended and Restated 1997 Long-Term Incentive Stock Plan (the "1997 Plan") and the Company's Amended and Restated 2004 Long-Term Incentive Plan, (iii) an extension of the period in which Mr. Oswald may exercise his vested stock options under the 1997 Plan should the Company be in an insider trading blackout period when Mr. Oswald's employment with the Company ends and (iv) continuation of health and dental insurance coverage. The Transition Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

         In connection with the appointment of Geoffrey G. Jervis as chief financial officer, treasurer and secretary of the Company discussed below in
Item 5.02(c) of this Current Report, Mr. Jervis was awarded a cash bonus of $150,000.



Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective May 26, 2005, Brian H. Oswald resigned from the offices of chief financial officer, treasurer and secretary of the Company. Mr. Oswald will remain an employee of the Company for a period of time to be determined to allow for the transition of his duties and responsibilities.

(c) The board of directors of the Company has approved the appointment of Geoffrey G. Jervis to serve as chief financial officer, treasurer and secretary of the Company, effective May 26, 2005. Mr. Jervis, age 34, has served as the Company's Director of Capital Markets since 2004 and previously served as the Company's vice president since 2003. He has been employed by the Company in various positions since 1999. In his most recent position, Mr. Jervis was responsible for the Company's capital markets activities that include the structuring, marketing and management of the Company's equity and liability structures for the Company's balance sheet and on behalf of the Company's funds under management. Prior to joining the Company, Mr. Jervis was the Chief of Staff to the New York City Economic Development Corporation under the Giuliani Administration. Mr. Jervis has an undergraduate degree from Vanderbilt University and an M.B.A. from Columbia Business School.

         A copy of the press release relating to Mr. Jervis' appointment and Mr. Oswald's resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.



Item 9.01         Financial Statements and Exhibits.

         (c)      Exhibits

              Exhibit Number       Description
              --------------       -----------

                   10.1 Transition Agreement, dated May 26, 2005, by and between the Company and Brian H. Oswald

                   99.1            Press Release dated May 26, 2005

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CAPITAL TRUST, INC.


                                             By:      /s/ John R. Klopp
                                                --------------------------
                                                Name:  John R. Klopp
                                                Title: Chief Executive Officer




Date: May 27, 2005

                                  Exhibit Index


              Exhibit Number       Description
              --------------       -----------

                   10.1 Transition Agreement, dated May 26, 2005, by and between the Company and Brian H. Oswald

                   99.1            Press Release dated May 26, 2005